UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

UTi Worldwide Inc.
 (Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K
July 28, 2009

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On July 28, 2009, John Hextall resigned as Executive Vice President and President, Freight Forwarding of UTi Worldwide Inc. (the “Company”) and all other positions he held with the Company and its subsidiaries effective as of such date. However, Mr. Hextall is expected to remain an employee of a subsidiary of the Company through January 31, 2010.

On July 28, 2009, a subsidiary of the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Hextall. Pursuant to the terms of the Separation Agreement, Mr. Hextall will receive his current salary and benefits through the date his employment with the Company’s subsidiary ends, which is scheduled to occur no later than January 31, 2010. Additionally, pursuant to the terms of the Separation Agreement, Mr. Hextall will receive severance from the period of February 1, 2010 through July 31, 2010 at his current base salary rate. The Separation Agreement also provides, among other things, for the partial vesting of certain of Mr. Hextall’s outstanding Restricted Share Unit Awards under the UTi Worldwide Inc. 2004 Long-Term Incentive Plan. In connection with his resignation, Mr. Hextall’s Amended and Restated Employment Agreement dated as of October 1, 2008 was terminated, except for the provisions thereof which expressly survive or which are expressly incorporated by reference in the Separation Agreement.

A copy of the Separation Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Separation Agreement and General Release of Mr. John Hextall, dated as of July 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date:	July 28, 2009	By:	/s/ Lance E. D’Amico

Lance E. D’Amico
Senior Vice President — Enterprise Support Services & General Counsel

Exhibit Index

Exhibit	Description
99.1	Separation Agreement and General Release of Mr. John Hextall, dated as of July 28, 2009